EXHIBIT 99.1
NOVEMBER 21, 2022
NEWS FOR IMMEDIATE RELEASE
CONTACT: ALTON B. LEWIS, CEO AND ERIC J. DOSCH, CFO
985.375.0350/985.375.0308
First Guaranty Bank named Best Small Bank in America and Louisiana by Newsweek for the Third Year in a Row

HAMMOND, LA, November 21, 2022 – For the third year in a row, First Guaranty Bank has been named the Best Small Bank in America and Louisiana by Newsweek, a premier news magazine and website. This year’s rankings aim to help customers find the financial institution that best serves their needs. First Guaranty Bank was named the Best Small Bank in Louisiana and The Best Small Bank in America. To be considered for the award of Best Small Bank, banks need to hold $10 billion or less in assets and maintain at least twenty branches.

“We are honored to be named The Best Small Bank in America for the third year in a row! This is a testament of all the hard work from every person at every level of our organization. From the board members, to our staff, to our cleaning crew; we work hard to be the best we can be for our customers and our communities,” Alton Lewis, President and CEO of First Guaranty Bank said.

“Rates are only one factor to consider when choosing a bank these days. Finding an institution that offers bigger incentives, like cashback or other rewards programs and fewer-than-average fees, also ranks highly for customers on the hunt for a new bank this year, a J.D. Power survey found,” Newsweek’s Senior Reporter, Kerri Anne Renzulii writes.

The ranking compared thousands of FDIC-insured institutions, on various factors like savings and checking accounts offered among an additional 50+ separate factors. Using this information, they came up with a best-in-class option in 26 different categories—including the best big and small bank in every state.

First Guaranty Bank is proud to deliver all the best of banking small: a more personal touch, good customer experience, competitive rates, low fees, and a variety of financial products.

About First Guaranty Bancshares, Inc.
First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates thirty-six locations throughout Louisiana, Texas, Kentucky and West Virginia. The Company’s common stock trades on the NASDAQ under the symbol FGBI and preferred stock under the symbol FGBIP. For more information, visit www.fgb.net.
Forward-Looking Statements
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.